UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2021

Global Tech Industries Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-10210	83-0250943
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

511 Sixth Avenue, Suite 800 New York, NY 10011

(Address of Principal Executive Offices) (Zip Code)

(212) -204-7926

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	GTII	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into A Definitive Material Agreement

On August 23, 2021, Global Tech Industries Group, Inc., a Nevada corporation (“GTII”), and We SuperGreen Energy Corp (“WSGE”) signed a binding letter agreement to engage in a merger/business combination, for the best interests of the shareholders of both GTII and WSGE, pursuant to which WSGE will become a wholly-owned subsidiary of GTII. The shareholders of WSGE (the “WSGE Shareholders”) will become the majority shareholders of GTII, owning that amount of newly-issued common stock of GTII (the “GTII Common Stock”) to be mutually-agreed upon by the parties and memorialized in a stock purchase agreement, subject to the terms and conditions set forth in the agreement. The completion of an audit of the financial statements of WSGE since its inception, inclusive of the starting balance sheet as of its inception date (the “Audited Financial Statements”), by an auditor that is subject to the public corporation accounting oversight board (“PCAOB”), and acceptable to GTII is a condition to be met before the closing of the transaction can occur.

Item 9.01 (d) Exhibits

10.1 Letter Agreement by and between Global Tech Industries Group, Inc and We SuperGreen Energy Corp., dated August 23, 2021.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Global Tech Industries Group, Inc.

Date: August 26, 2021	By:	/s/ David Reichman
Chairman & CEO

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.